Exhibit 99.1




                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 11-K



ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 - For the fiscal year ended December 31, 1998


Commission file number 1-13905



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                          NATIONAL CABINET LOCK, INC.
                          CONTRIBUTORY RETIREMENT PLAN
                               200 Old Mill Road
                         Mauldin, South Carolina  29662

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            COMPX INTERNATIONAL INC.
                       16825 Northchase Drive, Suite 1200
                           Houston, Texas  77060-2544
                          NATIONAL CABINET LOCK, INC.
                          CONTRIBUTORY RETIREMENT PLAN

                                     INDEX



                                                                      Page


Signature Page                                                        2

Financial Statements and Supplemental Schedules
 with Report of Independent Accountants                               3 - 11

Exhibit I - Consent of Independent Accountants


                                        SIGNATURE


Pursuant to the requirements of the Securities Act of 1934, the Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                                        NATIONAL CABINET LOCK, INC.
                                        CONTRIBUTORY RETIREMENT PLAN

                                   By:  ADMINISTRATIVE COMMITTEE OF THE
                                        NATIONAL CABINET LOCK, INC.
                                        CONTRIBUTORY RETIREMENT PLAN

                                   By:  /s/ Keith A. Johnson

                                        Keith A. Johnson
                                        Committee Member


June 22, 1999

                                        SIGNATURE


Pursuant to the requirements of the Securities Act of 1934, the Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                                        NATIONAL CABINET LOCK, INC.
                                        CONTRIBUTORY RETIREMENT PLAN

                                   By:  ADMINISTRATIVE COMMITTEE OF THE
                                        NATIONAL CABINET LOCK, INC.
                                        CONTRIBUTORY RETIREMENT PLAN


                                   By:

                                        Keith A. Johnson
                                        Committee Member


June 22, 1999



            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                               DECEMBER 31, 1998

                                      WITH

                       REPORT OF INDEPENDENT ACCOUNTANTS
            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

            Index of Financial Statements and Supplemental Schedules

                                                         PAGE

REPORT OF INDEPENDENT ACCOUNTANTS                          2

FINANCIAL STATEMENTS
 Statements of Net Assets Available for Benefits -
 December 31, 1997 and 1998                                3

 Statement of Changes in Net Assets Available for
Benefits -
 Year ended December 31, 1998                              4

 Notes to Financial Statements                            5-9

SUPPLEMENTAL SCHEDULES
 Item 27a - Schedule of Assets Held for Investment
Purposes -
 December 31, 1998                                        10

 Item 27d - Schedule of Reportable Transactions
(Securities
 Purchased and Sold) - Year ended December 31, 1998       11







                       Report of Independent Accountants



To the Administrative Committee of
 National Cabinet Lock, Inc. Contributory Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of National Cabinet Lock, Inc. Contributory Retirement Plan (the "Plan") at December 31, 1997 and 1998 and the changes in net assets available for benefits for the year ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Schedule of Assets Held for Investment Purposes - December 31, 1998 and Schedule of Reportable Transactions (Securities Purchased and Sold) - year ended December 31, 1998 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                        PricewaterhouseCoopers LLP


Dallas, Texas
June 22, 1999



     NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

         STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                    December 31, 1997 and 1998

                                               1997           1998

Assets:
  Investments, at fair value:
    Putnam Funds:
      Voyager Fund                         $ 3,185,823    $ 3,379,426
      Vista Fund                             2,589,744      2,830,550
      OTC and Emerging Growth Fund              80,294        107,579
      Global Growth Fund                       262,004        254,281
      George Putnam Fund                       854,247      1,074,041
      High Yield Advantage Fund                 30,539         24,470
      Diversified Income Fund                1,134,682        903,961
      Stable Value Fund                        313,286        978,239
    CompX International Inc. common stock         -           102,797
    Loans to participants                      358,157        398,254


      Total investments                      8,808,776     10,053,598

  Contributions receivable:
    Employer                                   272,082        343,182


      Net assets available for benefits    $ 9,080,858   $ 10,396,780






            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          Year ended December 31, 1998

Additions:
  Investment income:
    Net appreciation in fair value
     of investments                                     $   600,649
    Interest and dividends                                  693,671

                                                          1,294,320

  Contributions:
    Employer                                                343,182
    Participants                                            537,103

                                                            880,285


      Total additions                                     2,174,605


Deductions:
  Benefits to participants                                  857,543
  Administrative expenses                                     1,140


      Total deductions                                      858,683


Net increase in net assets available for benefits         1,315,922

Net assets available for benefits:
  Beginning of year                                       9,080,858
  End of year                                           $10,396,780




     NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

                  NOTES TO FINANCIAL STATEMENTS

Note 1 -  Description of Plan and significant accounting policies:

    General. The following description of the National Cabinet Lock, Inc. Contributory Retirement Plan (the "Plan"), provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    The Plan is a defined contribution plan which covers eligible salaried and hourly U.S. employees of CompX International, Inc. (the "Employer"). Employees are eligible to participate in the Plan as of the first entry date, as defined, concurrent with or next following the completion of one year of employment and attaining 20 years of age. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    The Employer is a 64%-owned subsidiary of Valhi, Inc. ("Valhi"). Valhi is a 92%-owned subsidiary of Contran Corporation ("Contran"). Substantially all of Contran's outstanding voting stock is held either by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which Mr. Simmons is sole trustee, or by Mr. Simmons directly. Mr. Simmons, Chairman of the Board of each of Contran and Valhi, may be deemed to control each of such companies and the Employer.
    Contributions. The Plan permits participants to defer 1% to 15% of their pre-tax annual compensation as contributions, not to exceed a deferral of $10,000 in 1998 (subject to adjustment in future years), through payroll deductions. The Employer's contribution is based upon a profit-sharing formula and the Employer's profit, as defined, during the Plan year. The Employer's contribution is allocated to participants' accounts on a percentage or matching basis relative to the participants' contributions for the year. The Employer's contribution is reduced, as provided by the Plan, by nonvested amounts forfeited by participants who withdraw from the Plan.

    Vesting and benefits. Salary deferrals (including earnings thereon) are immediately vested while Employer contributions (including earnings thereon) vest at the rate of 20% per year of service, as defined.

    Upon termination of employment, retirement, death or disability, a participant (or beneficiary, if applicable) may elect to receive either (i) a lump sum amount equal to the vested value of the participant's accounts or (ii) installments over a period of not more than 30 years. With the consent of the Plan administrators, participants can borrow amounts from their vested account balances, subject to certain limitations under the Plan.

    Participants' accounts. Participants can direct the Plan administrator to invest, in 1% increments, their account balance in publicly-traded registered investment companies or pooled funds administered by Putnam Investments or in CompX International Inc. common stock. Below are the investment fund options available to participants:
     Putnam Voyager Fund (trading symbol PVOYX) - Aggressively seeks capital appreciation. Invests primarily in common stocks.

     Putnam Vista Fund (PVISX) - Seeks capital appreciation. Invests primarily in common stocks.

     Putnam OTC and Emerging Growth Fund (POEGX) - Seeks capital appreciation. Invests primarily in common stocks of small- to medium-sized "emerging growth" companies traded in the over-the-counter ("OTC") market.

     Putnam Global Growth Fund (PEQUX) - Seeks capital appreciation. Invests primarily in U.S. and international common stocks.

     The George Putnam Fund of Boston (PGEOX) - Seeks to provide a balanced investment which will produce both capital growth and current income. Invests in a diversified group of stocks and bonds.

     Putnam High Yield Advantage Fund (PHYIX) - Seeks high current income. Invests primarily in high-yielding, lower-rated fixed income securities.

     Putnam Diversified Income Fund (PDINX)- Seeks high current income consistent with preservation of capital. Invests primarily in U.S. government, high-yield and international fixed securities.

     Putnam Stable Value Fund - This pooled fund seeks stable principal and relatively high current income. Invests primarily in high-quality fixed-income investments.

     *Company Stock Fund - Invests in CompX International Inc. common stock.

     **Putnam S&P 500 Index Fund - Seeks to mirror the performance and composition of Standard & Poor's 500 Composite Index.

     **Putnam Asset Allocation Fund - Growth Portfolio - Seeks capital appreciation. Invests in both stocks and bonds.

     **Putnam Asset Allocation Fund - Balanced Portfolio - Seeks total return. Invests in both stocks and bonds.

     **Putnam Asset Allocation Fund - Conservative Portfolio - Seeks total return with preservation of capital. Invests in both stocks and bonds.

     **Putnam International Growth Fund - Seeks capital appreciation. Invests in growth and value stocks outside of the United States.

    *  First available to participants June 8, 1998.
    ** First available to participants February 1, 1999.

    The above fund descriptions provide only general information. Participants should refer to the Prospectus of each fund for a more complete description.

    In addition to the Putnam Funds, a "Loan Fund" is maintained to account for loans to participants, as permitted by the Plan. These loans, with interest rates ranging from 7.0% to 10.0%, mature through 2009.

    Plan termination. The Employer has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, in compliance with the provisions of ERISA. In the event the Plan is terminated, the accounts of all participants will become fully vested.

    Basis of accounting. The financial statements of the Plan are prepared in accordance with generally accepted accounting principles. Valuation of investments is more fully described in Note 2.
    Management estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results may, in some instances, differ from previously estimated amounts.

    Expenses of administering the Plan. The Plan provides that the Employer will reimburse the Plan for administrative expenses paid by the Plan. The Employer paid a significant portion of the 1998 administrative expenses.

    Tax status. The Plan has been notified by the Internal Revenue Service that it is a qualified plan under Section 401(a) and Section 401(k) of the Internal Revenue Code, and is therefore exempt from federal income taxes under provisions of Section 501(a) of the Code.

Note 2 - Investments:

    General. The assets of the Plan are held and the related investment transactions are executed by Putnam Fiduciary Trust Company as trustee (the "Trustee") of the National Cabinet Lock, Inc. Master 401(k) Plan Trust (the "Trust"). The Trust invests in publicly-traded registered investment companies or pooled funds administered by Putnam Investments and CompX International, Inc. common stock (see Note 1). The Plan's investments are stated at fair value based on quoted market prices and net appreciation (depreciation) for the year is reflected in the Plan's statement of changes in net assets available for plan benefits. The net appreciation (depreciation) consists of realized gains or losses and unrealized appreciation or depreciation on investments.

Note 3 - Statements of net assets available for benefits by investment fund:

                                                  December 31, 1997
                                            Putnam Funds

                                                              OTC        Global
                                  Voyager*      Vista*       Growth      Growth

Investments, at fair value:
  Putnam funds                   $3,185,823   $2,589,744    $80,294     $262,004
  Loans to participants               -            -           -            -


    Total investments             3,185,823    2,589,744     80,294      262,004

Contributions receivable:
  Employer                          104,616       75,850     10,692       14,563


Net assets available for benefits $3,290,439  $2,665,594   $ 90,986     $276,567


                                                       December 31, 1997
                                                          Putnam Funds

                                  George      High Yield    Diversified   Stable
                                 Putnam*      Advantage      Income*      Value

Investments, at fair value:
  Putnam funds                 $854,247       $30,539     $1,134,682    $313,286
  Loans to participants            -             -             -           -


    Total investments           854,247        30,539      1,134,682     313,286

Contributions receivable:
  Employer                      23,849         4,123         45,424      (7,035)


Net assets available
 for benefits                  $878,096       $34,662     $1,180,106    $306,251



                                      Loan
                                      Fund          Total

Investments, at fair value:
  Putnam funds                     $   -          $8,450,619
  Loans to participants             358,157          358,157


    Total investments               358,157        8,808,776

Contributions receivable:
  Employer                            -              272,082


Net assets available for benefits  $358,157       $9,080,858



                                               December 31, 1998
                                                   Putnam Funds

                                                             OTC         Global
                                Voyager*      Vista*        Growth       Growth

Investments, at fair value:
  Putnam funds                $3,379,426   $2,830,550     $107,579      $254,281
CompX International Inc.
 common stock                                   -                           -
                                   -                          -
  Loans to participants            -            -             -             -


    Total investments         $3,379,426   $2,830,550     $107,579      $254,281

Contributions receivable:
  Employer                       113,899       83,972       15,934        23,861


Net assets available for
 benefits

                              $3,493,325   $2,914,522     $123,513      $278,142





                                               December 31, 1998
                                                   Putnam Funds

                                 George     High Yield   Diversified     Stable
                                Putnam*      Advantage     Income*       Value*

Investments, at fair value:
  Putnam funds               $1,074,041      $24,470      $903,961      $978,239
CompX International Inc.
 common stock                       -            -              -           -

  Loans to participants             -            -              -           -


    Total investments        $1,074,041      $24,470      $903,961       978,239

Contributions receivable:
  Employer                       36,593        4,230        38,192        19,015


Net assets available for
 benefits

                             $1,110,634      $28,700      $942,153      $997,254





                                   CompX         Loan
                                   Stock         Fund           Total

Investments, at fair value:
  Putnam funds                   $   -        $   -            $9,552,547
CompX International Inc.
 common stock
                                  102,797         -               102,797
  Loans to participants              -         398,254            398,254


    Total investments            $102,797      398,254        $10,053,598

Contributions receivable:
  Employer                          7,486         -               343,182


Net assets available for
 benefits

                                 $110,283     $398,254        $10,396,780







* Represents over 5% of net assets available for benefits.

Note 4 - Statements of changes in net assets available for benefits by investment fund:

                                                    December 31, 1998
                                                       Putnam Funds

                                                              OTC        Global
                                  Voyager       Vista       Growth       Growth

Additions:
  Investment income:
    Net appreciation (depreciation)
      in fair value of investments                         $  6,741
                                    $  420,988   $  260,562            $  43,733
  Interest and dividends               226,742      205,069   3,352        7,296

    Total investments                  647,730      465,631  10,093       51,029


  Contributions received:
    Employer                       113,899       83,972      15,934       23,861
    Participants                   178,861      133,661      29,963       39,815

                                   292,760      217,633      45,897       63,676


Interfund transfers              (402,910)    (209,237)    (20,297)    (102,243)


    Total additions               537,580      474,027      35,693       12,462


Deductions:

  Benefits to participants         334,277      224,846       3,151       10,848
  Administrative expenses              417          253          15           39
    Total deductions               334,694      225,099       3,166       10,887


Net increase (decrease) in net
 assets available for benefits     202,886      248,928      32,527        1,575


Net assets available for benefits:

  Beginning of year              3,290,439    2,665,594      90,986      276,567


  End of year                   $3,493,325   $2,914,522    $123,513    $ 278,142








                                       December 31, 1998
                                         Putnam Funds

                                   George     High Yield   Diversified    Stable
                                   Putnam      Advantage     Income       Value

Additions:
  Investment income:
    Net appreciation (depreciation)
      in fair value of investments   $     (399)   $(55,139)  $  (95,772)
                                                                        $   -
  Interest and dividends                 97,590      20,072       73,804  27,130

    Total investments                    97,191     (35,067)     (21,968) 27,130


  Contributions received:
    Employer                             36,593       4,230       38,192  19,015
    Participants                         53,885       7,843       67,515  21,996

                                         90,478      12,073      105,707  41,011


Interfund transfers                      54,552      18,220    (227,032) 732,256


    Total additions                     242,221      (4,774)   (143,293) 800,397


Deductions:

  Benefits to participants                9,630       1,183      94,398  109,299
  Administrative expenses                    53           5         262       95
    Total deductions                      9,683       1,188      94,660  109,394


Net increase (decrease) in net
 assets available for benefits          232,538      (5,962)   (237,953) 691,003


Net assets available for benefits:

  Beginning of year                     878,096      34,662   1,180,106  306,251


  End of year                        $1,110,634     $28,700  $ 942,153  $997,254








                                         CompX          Loan
                                         Stock          Fund          Total

Additions:
  Investment income:
    Net appreciation (depreciation)
      in fair value of investments     $ 19,935                   $   600,649
                                                      $   -
  Interest and dividends                   -            32,616        693,671

    Total investments                    19,935         32,616      1,294,320


  Contributions received:
    Employer                              7,486           -           343,182
    Participants                          3,564           -           537,103

                                         11,050           -           880,285


Interfund transfers                      79,299         77,392           -


    Total additions                     110,284        110,008      2,174,605


Deductions:

  Benefits to participants                 -            69,911        857,543
  Administrative expenses                     1           -             1,140


    Total deductions                          1         69,911        858,683
Net increase (decrease) in net
 assets available for benefits          110,283         40,097      1,315,922

Net assets available for benefits:
  Beginning of year                        -           358,157      9,080,858


  End of year                          $110,283       $398,254    $10,396,780








     NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                        December 31, 1998

                                                                        Fair
                                          Shares

Putnam Funds:
  Voyager Fund                           154,171      $2,273,522     $3,379,426
  Vista Fund                             216,569       1,994,123      2,830,550
  OTC and Emerging Growth Fund             6,236         100,322        107,579
  Global Growth Fund                      20,424         216,021        254,281
  George Putnam Fund                      59,537         978,592      1,074,041
  High Yield Advantage Fund                2,991          28,779         24,470
  Diversified Income Fund                 78,605         945,333        903,961
  Stable Value Fund                      978,239         978,239        978,239
CompX International Inc. common stoc       3,898          84,846        102,797


Loans to participants mature
 through 2009                               -
                                                         398,254        398,254


                                                      $7,998,031    $10,053,598







     NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN
          ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                 (SECURITIES PURCHASED AND SOLD)
                   Year ended December 31, 1998



                                                      Purchase       Selling
                                         Shares        price          price

SERIES OF TRANSACTIONS -
  Putnam Funds:
    Voyager Fund:
      Shares purchased                   28,728       $590,781      $   -
      Shares sold                        41,793           -          818,165

    Vista Fund:
      Shares purchased                   41,115        496,514          -
      Shares sold                        41,722           -          516,270

    Diversified Income Fund:
      Shares purchased                   18,120        222,780          -
      Shares sold                        29,712           -          357,728

    Stable Value Fund:
      Shares purchased                  866,486        866,486          -
      Shares sold                       201,533           -          201,533


                                                  Current value
                                                   of assets on       Net
                                        Cost of    transaction        gain
                                        asset          date          (loss)

SERIES OF TRANSACTIONS -
  Putnam Funds:
    Voyager Fund:
      Shares purchased                 $   -        $590,781        $   -
      Shares sold                       577,916         -            240,249

    Vista Fund:
      Shares purchased                     -         496,514             -
      Shares sold                       371,791         -            144,479

    Diversified Income Fund:
      Shares purchased                     -         222,780            -
      Shares sold                       356,393         -              1,335

    Stable Value Fund:
      Shares purchased                     -         866,486            -
      Shares sold                       201,533         -                  0






                                                                       EXHIBIT I




                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of CompX International Inc. on Form S-8 (File No. 333-56163) and related Prospectus with respect to the National Cabinet Lock, Inc. Contributory Retirement Plan of our report dated June 22, 1999, on our audits of the statement of net assets available for benefits of the National Cabinet Lock, Inc. Contributory Retirement Plan as of December 31, 1997 and 1998 and the related statement of changes in net assets available for benefits for the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.
                              PricewaterhouseCoopers LLP





Dallas, Texas
June 22, 1999